UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report February 3, 2005
(Date of earliest event reported): (January 28, 2005)

America Service Group Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-23340	51-0332317

(State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification Number)

105 Westpark Drive, Suite 200, Brentwood, Tennessee	37027

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (615) 373-3100

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
Item 9.01. Financial Statements and Exhibits.
Signatures
EXHIBIT INDEX
Ex-99.1 Press Release dated January 28, 2005
Ex-99.2 Employment Agreement

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b)	Departure of Principal Officer

On January 28, 2005, America Service Group Inc. (the “Company”) issued a press release announcing that Richard D. Wright has resigned from his management position as Vice Chairman of Operations, effective March 31, 2005, and will return to his role as a non-management member of the Company’s Board of Directors. In addition, the Company announced that Trey Hartman, currently Executive Vice President of the Company and Chief Operating Officer of Prison Health Services, Inc. (“PHS”), one of the Company’s wholly owned operating subsidiaries, will assume responsibility for management of the Company’s correctional healthcare services and the additional title of President of PHS. A copy of the press release is attached hereto as Exhibit 99.1.

(c)	Appointment of Principal Officer

As discussed above, effective March 31, 2005, the Company has appointed Trey Hartman, 41, to serve as Executive Vice President of America Service Group Inc. and President and Chief Operating Officer of PHS.

Mr. Hartman joined the Company in 2000 as Executive Vice President of America Service Group Inc. and President and Chief Executive Officer of Secure Pharmacy Plus, LLC, one of the Company’s wholly owned operating subsidiaries. On February 1, 2002, Mr. Hartman was promoted to Group Vice President of PHS and then to Chief Operating Officer of PHS on September 22, 2004. Prior to joining the Company in 2000, Mr. Hartman served as Senior Vice President of Stadtlanders, Inc. and President and CEO of Stadlanders Corrections Division.

Mr. Hartman has an existing employment agreement with the Company which has been attached at Exhibit 99.2. Pursuant to the terms of Mr. Hartman’s existing employment agreement, dated September 20, 2000, Mr. Hartman receives an annual salary of not less than $185,000 and such additional compensation as the Compensation Committee determines. Furthermore, the employment agreement provides that in the event that Mr. Hartman’s employment is terminated without cause or is terminated following a change in control of the Company, Mr. Hartman will receive his base salary for one year following termination, and all options granted to Mr. Hartman will accelerate and immediately vest. In addition, in the event Mr. Hartman dies or becomes disabled, Mr. Hartman (or his estate in the event of his death) shall be entitled to receive his base salary for one year following his termination.

Since the beginning of the Company’s last fiscal year, there has not been, and there is currently no proposal for, any transaction between the Company and Mr. Hartman of the sort required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits.

99.1	Press Release dated January 28, 2005.

99.2	Employment Agreement, dated September 20, 2000, by and between America Service Group Inc. and Trey Hartman.

Signatures

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICA SERVICE GROUP INC.
Date: February 3, 2005	By:	/s/ Michael Taylor
Michael Taylor
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description of Exhibits
99.1	Press release dated January 28, 2005, issued by America Service Group Inc.
99.2	Employment Agreement, dated September 20, 2000, by and between America Service Group Inc. and Trey Hartman.